Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS REPORTS THIRD QUARTER AND
NINE MONTH FINANCIAL RESULTS
Cambridge, MA — November 6, 2007 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the third quarter and nine months ended September 30, 2007. At September 30, 2007, Idenix’s cash, cash equivalents and marketable securities totaled approximately $136.5 million.
For the third quarter ended September 30, 2007, Idenix reported total revenues of $10.9 million, compared with total revenues of $19.6 million in the third quarter of 2006. Total revenues for the third quarter of 2007 consist of reimbursement by Novartis Pharma AG of expenses incurred by Idenix in connection with the development of Tyzeka®/Sebivo® (telbivudine), valtorcitabine and valopicitabine, Idenix’s product and product candidates for the treatment of hepatitis B virus (HBV) and hepatitis C virus (HCV), respectively, and the amortization of the up-front fees received by Idenix in connection with Novartis’ license of telbivudine, valtorcitabine and valopicitabine and product sales of Tyzeka/Sebivo. Idenix reported a net loss of $30.5 million, or a loss of $0.54 per basic and diluted share for the third quarter ended September 30, 2007, compared to a net loss of $19.7 million, or a loss of $0.35 per basic and diluted share for the third quarter ended September 30, 2006. Included in the net loss for the third quarter ended September 30, 2007 was a $6.4 million restructuring charge primarily related to severance costs and impairment of certain fixed assets related to the transition of commercialization, development and manufacturing activities for telbivudine to Novartis. Idenix currently expects to incur approximately $3 million to $5 million in additional charges relating to this restructuring over the next two quarters. Also in connection with the restructuring, the company accelerated the depreciation of certain assets equal to approximately $1.9 million in the quarter ended September 30, 2007 and expects to record approximately an additional $1 million of accelerated depreciation charges in the fourth quarter of 2007.
For the nine months ended September 30, 2007, Idenix reported total revenues of $55.4 million, compared with total revenues of $52.1 million for the nine months ended September 30, 2006. The company reported a net loss of $65.0 million, or a loss of $1.16 per basic and diluted share for the nine months ended September 30, 2007, compared with $51.5 million, or a loss of $0.92 per basic and diluted share for the nine months ended September 30, 2006.
Significant Events
Significant events in the last quarter include:
•	Announced a strategic restructuring whereby Novartis, Idenix’s collaboration partner, effective October 1, 2007, assumed full responsibility for the development, manufacturing and commercialization activities relating to Tyzeka/Sebivo, including ongoing and future clinical trials and regulatory filings. In place of the previous revenue sharing arrangement, Idenix will receive a

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royalty on worldwide product sales. As a result of these changes, Idenix is reducing its workforce by approximately 100 positions, the majority of which supported the development and commercialization of Tyzeka/Sebivo in the United States and Europe. Idenix estimates that this restructuring will result in savings of $40 million to $45 million, including associated third party and marketing costs, on an annualized basis.
•	Completed a single-dose pharmacokinetic (PK) study and a 7-day multi-dose study in healthy volunteers for the company’s non-nucleoside reverse transcriptase inhibitor (NNRTI) candidate IDX899 for the treatment of HIV. The full preclinical data and these first human data were submitted for presentation at the Conference on Retroviruses and Opportunistic Infections (CROI), which will be held in February 2008.
“While this has been a challenging time in the evolution of Idenix, we continue to be optimistic about the company’s future,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “The restructuring will allow us to devote our resources to the discovery and development of antiviral drugs for the treatment of HCV and HIV. We have had active HCV and HIV discovery programs underway for the past 18 months and are very excited about the candidates in our pipeline.”
2007 Financial Guidance
Idenix continues to expect to end 2007 with between $100 million and $110 million of cash, cash equivalents and marketable securities.
Conference Call and Webcast Information
Idenix will hold a conference call today at 4:30 p.m. ET. To access the call please dial 800-471-3635 U.S./Canada or 706-758-9475 International and enter passcode 21545602. To listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. A replay of the conference call and webcast will be available until November 20, 2007. To access the replay, please dial 800-642-1687 U.S./Canada or 706-645-9291 International and enter the passcode 21545602.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis C virus and HIV. For further information about Idenix, please refer to www.idenix.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “may,” “plans,” “will,” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C, or any potential pipeline candidates and expectations with respect to additional milestone payments and cash balances at the end of 2007. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka/Sebivo will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and

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commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, each as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Collaboration revenue — related party	$9,153	$19,590	$52,178	$51,898
Product sales	1,725	—	3,188	—
Government research grants	10	55	60	171

Total revenues	10,888	19,645	55,426	52,069

Operating expenses (1):
Cost of sales	277	—	514	—
Research and development	18,421	26,083	65,545	73,013
Selling, general and administrative	18,393	15,924	54,070	38,727
Restructuring and impairment charges	6,439	—	6,439	—

Total operating expenses	43,530	42,007	126,568	111,740

Loss from operations	(32,642)	(22,362)	(71,142)	(59,671)
Investment income, net	1,718	2,563	5,498	7,217

Loss before income taxes	(30,924)	(19,799)	(65,644)	(52,454)
Income tax benefit	375	84	624	948

Net loss	$(30,549)	$(19,715)	$(65,020)	$(51,506)

Basic and diluted net loss per share:	($0.54)	($0.35)	($1.16)	($0.92)

Shares used in calculation of basic and diluted net loss per share:	56,189	56,058	56,162	55,981

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$553	$713	$2,444	$2,246
Selling, general and administrative	1,326	1,830	3,859	4,527
Restructuring and impairment charges	968	—	968	—

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$51,285	$55,892
Marketable securities	52,519	71,251
Receivables from related party	7,758	12,035
Other current assets	7,527	8,427

Total current assets	119,089	147,605
Property and equipment, net	17,261	17,448
Marketable securities, non-current	32,678	59,208
Other assets	8,772	4,204

Total assets	$177,800	$228,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$29,276	$23,429
Deferred revenue, related party	9,123	13,490
Other current liabilities	500	527

Total current liabilities	38,899	37,446
Long-term obligations	7,422	8,523
Deferred revenue, related party, net of current position	43,335	40,471

Total liabilities	89,656	86,440
Stockholders’ equity	88,144	142,025

Total liabilities and stockholders’ equity	$177,800	$228,465

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